AMENDED AND RESTATED
WORKIVA INC. 2009 INCENTIVE PLAN
(FORMERLY KNOWN AS THE WEBFILINGS LLC 2009 UNIT INCENTIVE PLAN)
ADOPTED: SEPTEMBER 4, 2009
APPROVED BY MEMBERS: SEPTEMBER 11, 2009
AMENDED: FEBRUARY 17, 2010
AMENDED: OCTOBER 10, 2012
AMENDED AND RESTATED: DECEMBER 10, 2014
TERMINATION DATE: SEPTEMBER 3, 2019

1.	PURPOSES; HISTORY.
The Company adopted the WebFilings LLC 2009 Unit Incentive Plan (“the Unit Plan”) on September 4, 2009 for the purposes of retaining the services of Employees, Consultants, and Other Service Providers of the Company and its Affiliates, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
On July 1, 2014, WebFilings LLC changed its name to Workiva LLC and on September 17, 2014, Workiva LLC converted into a Delaware limited liability company. Effective December 10, 2014, Workiva LLC converted into a Delaware corporation and changed its name to Workiva Inc. In connection with this conversion, all outstanding equity units of Workiva LLC were automatically converted into shares of common stock of the Company, and each outstanding option to purchase one common unit of Workiva LLC was automatically converted into an option to purchase 0.396 shares of the Company’s Class A common stock. The Company has amended and restated the Unit Plan effective as of December 10, 2014 (the “Effective Date”) and retitled the Unit Plan as the “Amended and Restated Workiva Inc. 2009 Incentive Plan, in order to reflect the foregoing changes and to reflect the initial public offering of the Company’s Class A common stock. No Options shall be granted under the Plan on or after December 10, 2014.

2.	DEFINITIONS.
(a)    “Affiliate” means any parent or subsidiary of the Company, whether now or hereafter existing.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Change in Control of the Company” means:
(i)    Any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions) (other than (A) the Company, or (B) any employee benefit plan of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity), alone or together with its affiliates and associates, and other than in a merger or consolidation of the type referred to in subsection (ii) below, has acquired or obtained the right to acquire the beneficial ownership of 50% or more of the shares then outstanding;
(ii)    The consummation of a merger, consolidation or similar transaction involving the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior to such consummation do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules), directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) outstanding voting securities representing more than 50% of the combined voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;
(iii)    The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its Affiliates, taken as a whole, to any Person that is not an Affiliate of the Company; or
(iv)    A majority of the members of the Board are replaced during any 12-month period by Board members whose appointment or election is not endorsed by a majority of the members before the date of appointment or election.
An underwritten public offering under the Securities Act of the Common Stock, where such stock is listed or quoted on a national securities exchange, shall not be treated as a Change in Control under the Plan.
(d)    “Code” means the Internal Revenue Code of 1986, as amended.
(e)    “Committee” means a committee which consists solely of not fewer than two members of the Board, appointed in accordance with Section 3(b), who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act, the requirements of Code §162(m) and the rules regarding “independent directors” of exchange on which Common Stock is listed) or the entire Board. In the event a Committee is appointed in accordance with Section 3(b), each reference to the “Board” in the Plan, other than Section 12 (regarding termination of the Plan) shall mean the “Committee.”
(f)    “Common Stock” means Class A common stock, par value $0.001 per share, of the Company.
(g)    “Company” means Workiva Inc., a Delaware corporation.
(h)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.
(i)    “Continuous Service” means that the Participant’s service with or for the Company or an Affiliate, as an Employee providing services to the Company or a Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s services with or for the Company, shall not terminate a Participant’s Continuous Service with the Company. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. A Company-approved leave of absence shall not constitute an interruption or termination of the Participant’s Continuous Service with the Company provided the Participant returns to Continuous Service with the Company immediately following the termination of such leave of absence.
(j)    “Continuous Service with the Company for Vesting Purposes” means Continuous Service with the Company; provided, however, that any period during which the Participant is on a leave of absence shall not qualify as Continuous Service with the Company for vesting purposes except as required by law or as set forth in a written agreement signed by the Company.
(k)    “Disability” means an individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expect to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(l)    “Employee” means any person employed by the Company or an Affiliate as an employee.
(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)    “Fair Market Value” means (1) the closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day, or (2) such other method of determining fair market value as shall be permissible under the Code, or the rules or regulations thereunder, and adopted by the Committee.
(o)    “Option” means an option to purchase Common Stock granted pursuant to the Plan.
(p)    “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(q)    “Optionee” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(r)    “Other Service Provider” means any provider of services to the Company or an Affiliate other than an Employee, or Consultant.
(s)    “Participant” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Option.
(t)    “Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

(u)    “Plan” means this WebFilings LLC 2009 Unit Incentive Plan, which shall be known as the Amended and Restated Workiva Inc. 2009 Incentive Plan, effective as of the Effective Date.
(v)    “Quiet Period” means a period in which a Person is prohibited from selling Common Stock under the Company’s insider trading policy.
(w)    “Securities Act” means the Securities Act of 1933, as amended.

3.	ADMINISTRATION.
(a)    Powers of the Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To construe and interpret the Plan, the Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(ii)    To amend the Plan or an Option Agreement, as provided in Section 11.
(iii)    Generally, to exercise such powers and to perform such acts as the Board deem necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
(b)    Delegation to Committee.
(i)    General. The Board may delegate administration of the Plan to the Committee, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee, other than references to the Board in Section 12 regarding termination of the Plan), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan.
(c)    Effect of Board Decisions. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	COMMON STOCK SUBJECT TO THE PLAN.
(a)    Reserved Common Stock. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed an aggregate of 6,104,750 shares of Common Stock, which is also the maximum number of shares that may be issued under the Plan through options granted to any participant in any one calendar year.
(b)    Reversion of Common Stock to the Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been vested or exercised in full, the Common Stock not acquired or not vested (as the case may be) under such Option shall become unreserved Common Stock and will no longer be available for issuance under the Plan.

5.	ELIGIBILITY.
The persons eligible to receive Options are Employees, eligible Consultants, and Other Service Providers of the Company and its Affiliates. However, no Options shall be granted under the Plan on or after December 10, 2014.

6.	OPTION TERMS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b)    Exercise Price of Options. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.
(c)    Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Committee, (A) via a “net exercise” or similar arrangement, or (B) in any other form of legal consideration that may be acceptable to the Committee, in each case, as set forth in the Option Agreement.
(d)    Transferability of Options. The Board, in its sole discretion, may impose such limitations on the transferability of Options as the Board shall determine and may permit the transfer of Options consistent with applicable tax and securities laws. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:
(i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.
(iii)    Beneficiary Designation. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise. In the absence of such designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.
(e)    Vesting Generally. The total number of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Common Stock as to which an Option may be exercised.
(f)    Termination of Continuous Service. In the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(g)    Disability of Optionee. In the event that an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.
(h)    Death of Optionee. In the event (i) an Optionee’s Continuous Service terminates as a result of the Optionee’s death or (ii) the Optionee dies within the period (if any) specified in the Option Agreement after the termination of the Optionee’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death pursuant to subsection (d)(iii) above, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(i)    Quiet Period. Notwithstanding any provision of subsection (f), (g), or (h) to the contrary, if the last day on which a Participant (or the Participant’s legal representative, estate, personal representative or beneficiary) may exercise an Option under subsection (f), (g), or (h) falls within a Quiet Period, the period during which such individual may exercise the Option shall end 90 days after the date such Quiet Period ends; provided, however, that this subsection (i) shall not extend the exercise period beyond the term of the Option (determined under subsection (a)) unless the Committee extends the period during which the Option may be exercised, and such period ends not more than 30 days after the exercise first would no longer violate applicable Federal, state, local or applicable foreign laws.

7.	SECURITIES LAW COMPLIANCE.
Each Option shall be subject to the requirement, if at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Optionee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification. No Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Company. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Option shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

8.	USE OF PROCEEDS.
Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

9.	MISCELLANEOUS.
(a)    Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised, notwithstanding the provisions in the applicable Option Agreement stating the time at which it may first be exercised or the time during which it will vest.
(b)    Optionee Rights. No Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to such Option unless and until such Optionee has satisfied all requirements for exercise of the Option pursuant to its terms.

(c)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate the service relationship of any person, with or without notice and with or without cause.
(d)    Withholding Obligations. To the extent provided by the terms of an Option Agreement, a Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock by any of the following means (in addition to the Company’s right to withhold from any compensation, distributions and payments paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant, provided, however, that no Common Stock may be withheld with a value exceeding the minimum amount of tax required to be withheld by law.
(e)    No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.
(f)    Action Constituting Grant of Options and Common Stock. Action constituting an offer by the Company of Common Stock to any Participant under the terms of the Option Agreement, as applicable, shall be deemed completed as of the date the Board (or its authorized designee) approves the terms of such Option pursuant to the Plan, regardless of when the instrument, certificate, or letter evidencing the Option is actually received or accepted by the Participant.
(g)    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

10.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
(a)    Capitalization Adjustments. If any change occurs with respect to the Common Stock, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, incorporation, change in state of organization, distribution (whether in property or cash), equity split, liquidating distribution, combination of Common Stock, exchange of Common Stock, change in form of organization or structure, or other transaction not involving the receipt of consideration by the Company), then: (i) the Plan will be proportionately and appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), (ii) the outstanding Options will be appropriately and proportionately adjusted in the class(es) and number of securities and price per security subject to such outstanding Options, and (iii) the outstanding Common Stock will be appropriately and proportionately adjusted in the class(es) and number of securities. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b)    Dissolution or Liquidation. Unless otherwise provided by the Board in its sole discretion, in the event of a dissolution or liquidation of the Company, any outstanding vested Options that are not exercised in advance of such event (by such date as may be specified by the Board in its sole discretion) shall terminate immediately prior to such event.
(c)    Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) a reverse merger in which the Company is the surviving entity but the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (including a Change in Control of the Company, and individually, a “Company Transaction”), then:
(i)    Options. Any surviving or acquiring entity may assume any Option (or a portion of any Option) outstanding under the Plan or may substitute a similar option. In the event any surviving or acquiring entity refuses to assume any Option (or portion of an Option) or to substitute a similar option for an Option outstanding under the Plan, then such Options shall terminate upon the consummation of the Corporate Transaction if not exercised at or prior to the Company Transaction.
(ii)    Cash-Out of Options. Notwithstanding the foregoing, in the event any Option (or portion thereof) will terminate if not exercised prior to the effective time of a Company Transaction, the Board may provide, in their sole discretion, that the holder of any such Option (or portion thereof) that is not exercised prior to such effective time will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Option would have received upon the exercise of the Option (or applicable portion), over (B) the exercise price payable by such holder in connection with such exercise.
(iii)    Acceleration of Vesting. Except as otherwise stated in the Option Agreement or another written agreement between the Participant and the Company, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Option or substitute similar awards for such outstanding Option, then, in addition to the other provisions of this Section 10(c) above:
(A)    Options Held by Current Participants. With respect to Options that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Options, and the time at which Options may be exercised, shall (contingent upon the effectiveness of the Corporate Transaction) automatically be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and any reacquisition or repurchase rights held by the Company with respect to such Options shall lapse (contingent upon the effectiveness of the Corporate Transaction).

11.	AMENDMENT OF THE PLAN AND OPTIONS.
(a)    Amendment of Plan. At any time, and from time to time, the Board may amend the Plan, subject to shareholder approval of any amendment for which such approval is required under the rules of the exchange or market on which the Common Stock is listed or traded. Rights under any Option Agreement granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) such Participant consents in writing.
(b)    Amendment of Options. At any time, and from time to time, the Board or the Committee may amend the terms of any one or more Options; provided, however, that a Participant’s rights under any such award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) such Participant consents in writing. Any such amendment shall be subject to shareholder approval if shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

12.	TERMINATION OR SUSPENSION OF THE PLAN.
(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan was originally adopted by the Board. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Participant.

13.	CHOICE OF LAW
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of laws rules.

Exhibit H
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
Workiva Inc. 2009 Incentive Plan
Amended and Restated: December 10, 2014
WHEREAS, Workiva Inc. (the “Company”) sponsors the Amended and Restated Workiva Inc. 2009 Incentive Plan, as amended and restated December 10, 2014 (the “Plan”);
WHEREAS, the Company desires to amend the Plan to allow participants to elect to withhold shares upon the exercise of options granted under the Plan in an amount not to exceed the maximum statutory tax rate in the applicable jurisdiction.
NOW, THEREFORE, by virtue and in exercise of the amending authority reserved by the Company in Section 11(a) of the Plan, effective as of January 1, 2017, the proviso at the end of Section 9(d) of the Plan (“Withholding Obligations”) is hereby amended to read as follows:
“; provided, however, that the Company may not withhold shares of Common Stock in excess of the number of shares necessary to satisfy the maximum federal, state and local income and employment tax withholding requirements.”
IN WITNESS WHEREOF, Workiva Inc. has caused this Amendment No. 1 to be executed by its duly authorized officer this 20th day of February, 2017.
WORKIVA INC.

By:    /s/ Troy M. Calkins

Name:     Troy M. Calkins

Title:    Exec. V.P. and General Counsel